Exhibit (k)(5)

CREDIT AGREEMENT

DATED AS OF OCTOBER 17, 2023

BETWEEN

FRANKLIN BSP PRIVATE CREDIT FUND

AND

U.S. BANK NATIONAL ASSOCIATION

Page

ARTICLE I DEFINITIONS		1
1.1	Definitions	1
1.2	Computation of Time Periods	21
1.3	Accounting	21
1.4	Other Definitional Terms; Interpretative Provisions	22
1.5	Divisions	22
ARTICLE II THE CREDITS		22
2.1	Loans	22
2.2	Required Payments; Termination	23
2.3	Types of Borrowings	23
2.4	Fees	23
2.5	Minimum Amount of Each Borrowing	24
2.6	Termination of and Reductions in Revolving Commitment; Voluntary Prepayments	24
2.7	Method of Selecting Types for New Borrowings	24
2.8	Conversion and Continuation of Outstanding Borrowings; Maximum Number of Interest Periods	24
2.9	Interest Rates	25
2.10	Rates Applicable After Event of Default	26
2.11	Method of Payment; Repayment of Loans	26
2.12	Evidence of Indebtedness	26
2.13	Oral Notices	26
2.14	Interest Payment Dates; Interest and Fee Basis	27
2.15	Interest Rate Limitation	27
2.16	Judgment Currency	27
ARTICLE III YIELD PROTECTION; TAXES		28
3.1	Increased Costs	28
3.2	Certificates for Reimbursement; Delay in Requests	28
3.3	Term SOFR Unavailability	29
3.4	Funding Indemnification	29
3.5	Taxes	30
3.6	Lender Statements; Survival of Indemnity	33
3.7	Illegality	33
ARTICLE IV CONDITIONS PRECEDENT		34
4.1	Initial Borrowing	34
4.2	Each Borrowing	36
ARTICLE V REPRESENTATIONS AND WARRANTIES		36
5.1	Existence and Standing	36
5.2	Authorization and Validity	37

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(continued)

Page

5.3	No Conflict; Government Consents	37
5.4	Financial Statements	37
5.5	Material Adverse Change	37
5.6	Taxes	37
5.7	Litigation and Contingent Obligations	37
5.8	Subsidiaries	38
5.9	ERISA	38
5.10	Accuracy of Information.	38
5.11	Regulation U	38
5.12	Material Agreements	38
5.13	Compliance with Laws	38
5.14	Ownership of Properties	39
5.15	Plan Assets; Prohibited Transactions	39
5.16	Investment Company Status	39
5.17	Insurance	39
5.18	Solvency	39
5.19	No Default	40
5.20	Anti-Corruption Laws; Sanctions	40
5.21	Recourse	40
ARTICLE VI AFFIRMATIVE COVENANTS		40
6.1	Financial Reporting	40
6.2	Use of Proceeds	42
6.3	Notice of Material Events	42
6.4	Conduct of Business	43
6.5	Payment of Taxes and Obligations	43
6.6	Insurance	43
6.7	Compliance with Laws and Material Contractual Obligations	43
6.8	Maintenance of Properties	43
6.9	Books and Records; Inspection	43
6.10	Further Assurances	44
6.11	Anti-Money Laundering Compliance	44
6.12	Compliance with Investment Company Act	44
6.13	Compliance with Investment Policies and Restrictions and Constituent Documents	44
6.14	Custody Accounts	44
ARTICLE VII NEGATIVE COVENANTS		44
7.1	Indebtedness	44
7.2	Merger	45
7.3	Investments	45
7.4	Subsidiary	45
7.5	Liens	45

ii

(continued)

Page

7.6	Affiliates	45
7.7	Accounting Changes	45
7.8	Investment Policies and Restrictions or Constituent Documents	46
7.9	Restricted Payments	46
7.10	Net Asset Value	46
7.11	Investment Advisory Agreement	46
7.12	Asset Coverage	46
ARTICLE VIII DEFAULTS AND REMEDIES		46
8.1	Events of Default	46
8.2	Acceleration; Remedies	49
8.3	Preservation of Rights	49
ARTICLE IX MISCELLANEOUS		50
9.1	Notice; Effectiveness; Electronic Communication	50
9.2	Amendments and Waivers	52
9.3	Expenses; Indemnity; Damage Waiver	52
9.4	Successors and Assigns	53
9.5	Setoff	54
9.6	Payments Set Aside	55
9.7	Survival	55
9.8	Governmental Regulation	55
9.9	Headings	55
9.10	Entire Agreement	55
9.11	Severability of Provisions	55
9.12	Treatment of Certain Information; Confidentiality	55
9.13	No Advisory or Fiduciary Responsibility	56
9.14	PATRIOT Act	57
9.15	Communication by Cellular Phone or Other Wireless Device	57
9.16	Counterparts; Effectiveness	57
9.17	Document Imaging; Telecopy and PDF Signatures; Electronic Signatures	57
9.18	Governing Law	58
9.19	Jurisdiction	58
9.20	Waiver of Venue	58
9.21	Service of Process	58
9.22	WAIVER OF JURY TRIAL	58

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SCHEDULES

SCHEDULE 1	Advance Rates

EXHIBITS

EXHIBIT A	Form of Compliance Certificate
EXHIBIT B	Form of Note
EXHIBIT C-1	Form of Borrowing Notice
EXHIBIT C-2	Form of Continuation/Conversion Notice
EXHIBIT C-3	Form of Prepayment Notice
EXHIBIT D	Form of U.S. Tax Compliance Certificates

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CREDIT AGREEMENT

This Credit Agreement, dated as of October 17, 2023, is between Franklin BSP Private Credit Fund, a Delaware statutory trust that is registered as an investment company under the Investment Company Act operating as an interval fund under the Investment Company Act (the “Borrower”), and U.S. Bank National Association, a national banking association (the “Lender”). The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions. As used in this Agreement:

“Account Control Agreement” means (i) a control agreement among the Borrower, the Lender and the depositary, securities intermediary or other applicable institution and (ii) with respect to each Permitted Subsidiary, a control agreement among such Permitted Subsidiary, the Lender and the depositary, securities intermediary or other applicable institution, in each case pursuant to which the Lender has “control,” as such term is used in the UCC and otherwise in such form as is satisfactory to the Lender.

“Adjusted Market Value” means, respect to any Eligible Collateral on any day, an amount equal to the product of (a) the Market Value of such Eligible Collateral and (b) the Advance Rate with respect to such Eligible Collateral as set forth on Schedule 1.

“Advance Rate” means, for any Eligible Collateral, the percentages set forth on Schedule 1 with respect to such Eligible Collateral

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% (or in the case of the Borrower, 25%) or more of any class of voting Equity Interests of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Equity Interests, by contract or otherwise.

“Agreement” means this Credit Agreement.

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the Borrower.

“Applicable Accounting Principles” means, with respect to the Borrower, those accounting principles required by the ICA and prescribed by the SEC for the Borrower and, to the extent not so required or prescribed, GAAP.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Margin” means 2.20%.

“Approved Fund” means any Fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

“Approved Third-Party Appraiser” means any of Alvarez & Marsal, Houlihan Lokey Howard & Zukin Capital, Inc., Duff & Phelps LLC, Murray, Devine and Company, Lincoln Partners Advisors, LLC Stout Risius Ross, LLC, Valuation Research Corporation, Deloitte, Cherry Bekaert or any other nationally recognized third-party appraisal firm (a) that is not an Affiliate of the Borrower or the Investment Adviser and (b) mutually selected by the Borrower and the Lender.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Asset Coverage” means the ratio, expressed as a percentage, of (a) Total Assets of the Borrower, less all liabilities and indebtedness of the Borrower not represented by Senior Securities to (b) the aggregate amount of Senior Securities Representing Indebtedness of the Borrower.

“Authorized Officer” means any of the director, chairman, chief operating officer, chief financial officer, treasurer, executive vice president, senior vice president, or vice president or any other individual authorized to act for the Borrower, acting singly.

“Available Revolving Commitment” means, at any time, the Revolving Commitment Amount then in effect minus the Revolving Exposure at such time.

“Bank Loans” means debt obligations (including term loans, notes, revolving loans, debtor-in-possession financings, the funded and unfunded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans, and senior subordinated loans) which are issued or made pursuant to an Underlying Instrument.

“Base Rate” means, for any day, a rate per annum equal to (a) the greater of (i) zero and (ii) the Prime Rate for such day.

“Base Rate Borrowing” means a Borrowing that, except as otherwise provided in Section 2.10, bears interest at the Base Rate.

“Base Rate Loan” means a Loan that, except as otherwise provided in Section 2.10, bears interest at the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of an ERISA Group.

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“Board” means the Board of Governors of the Federal Reserve System.

“Borrower” is defined in the opening paragraph hereof.

“Borrowing” means an advance of Loan proceeds hereunder as to which one of the available interest options and, if pertinent, an Interest Period, is applicable. A Borrowing may be a Base Rate Borrowing, a Daily Simple SOFR Borrowing or a Term SOFR Borrowing.

“Borrowing Date” means a date on which a Borrowing is made.

“Borrowing Notice” is defined in Section 2.7.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with the Applicable Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases that would be shown as a liability on a balance sheet of such Person prepared in accordance with the Applicable Accounting Principles.

“Cash Equivalent Investments” means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (c) demand deposit accounts maintained in the ordinary course of business, (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000, in each case which provide for payment of both principal and interest (and not principal alone or interest alone) and are not subject to any contingency regarding the payment of principal or interest and (e) shares of money market mutual funds that are rated at least AAAm or AAAG by S&P or P-1 or better by Moody’s.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change in Management” shall be deemed to have occurred if (a) Benefit Street Partners L.L.C. or any successor investment advisor that is an Affiliate of Benefit Street Partners L.L.C. ceases to be the Qualified Investment Adviser of the Borrower or (b) there is a termination of any investment advisory contract between the Borrower and an Investment Adviser.

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“Change of Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of voting Equity Interests of the Borrower on a fully diluted basis; or (b) within any 12-month period, occupation of a majority of the seats (other than vacant seats) on the board of trustees of the Borrower by Persons who were neither (i) members of the board of trustees of the Borrower as of the Closing Date, nor (ii) nominated by the board of trustees of the Borrower, nor (iii) appointed or approved by directors so nominated

“CLO Securities” means debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (i.e. securities consisting of a combination of debt and equity securities that are issued in effect as a unit) including synthetic securities that provide synthetic credit exposure to debt securities, mezzanine securities, equity securities, residual interests or composite or combination securities (or other investments, including any interests held to comply with applicable risk retention requirements, that similarly represent an investment in underlying pools of leveraged portfolios), that, in each case, entitle the holders thereof to receive payments that (i) depend on the cash flow from a portfolio consisting primarily of ownership interests in debt securities, corporate loans or asset-backed securities or (ii) are subject to losses owing to credit events (howsoever defined) under credit derivative transactions with respect to debt securities, corporate loans or asset-backed securities.

“Closing Date” October 17, 2023.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all “Collateral” as defined in any Collateral Document.

“Collateral Documents” means, collectively, any Security Agreement, any Account Control Agreement, Subsidiary Guaranty and all other agreements, instruments and documents that are intended to create, perfect or evidence Liens upon the Collateral as security for payment of the Obligations, including without limitation, all other security agreements, pledge agreements, financing statements, mortgages and assignments, whether heretofore, now, or hereafter executed by the Borrower, or any other Person, and delivered to the Lender.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.).

“Commitment Fee” is defined in Section 2.4.1.

“Committed Loans” is defined in Section 2.1.1.

“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit A.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, bylaws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning the disposition of Equity Interests of such Person or voting rights among such Person’s owners, including any prospectus or other offering documentation.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person (a) assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, (b) agrees to maintain the net worth or working capital or other financial condition of any other Person, or (c) otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Conversion/Continuation Notice” is defined in Section 2.8.

“Custodian” means U.S. Bank National Association.

“Custody Account” has the meaning given such term in the Security Agreement.

“Custody Agreement” means that certain Custody Agreement dated as of June 16, 2022 between the Borrower and the Custodian.

“Daily Simple SOFR” means for any day, an interest rate per annum equal to the greater of (i) zero percent and (ii) SOFR for the day that is five SOFR Business Days prior to (A) if such day is a SOFR Business Day, such day, or (B) if such day is not a SOFR Business Day, the SOFR Business Day immediately preceding such day, reset as and when Daily Simple SOFR changes; provided that if SOFR is not published on such SOFR Business Day due to a holiday or other circumstance that the Lender deems in its sole discretion to be temporary, the applicable SOFR rate shall be the SOFR rate last published prior to such SOFR Business Day. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to Borrower.

“Daily Simple SOFR Borrowing” means a Borrowing that, except as otherwise provided in Section 2.10, bears interest at the applicable Daily Simple SOFR Rate.

“Daily Simple SOFR Loan” means a Loan that, except as otherwise provided in Section 2.10, bears interest at the applicable Daily Simple SOFR Rate.

“Daily Simple SOFR Rate” means, with respect to a Daily Simple SOFR Borrowing, the sum of (a) the Applicable Margin and (b) Daily Simple SOFR.

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“Default” means an event that with the lapse of time or the giving of notice, or both, would be an Event of Default.

“Dispute End Date” has the meaning set forth in the definition of Dispute Process.

“Dispute Process” means with respect to any item of Eligible Collateral a process starting on the Business Day on which the Lender delivered a Market Value Dispute Notice (such day a “Dispute Start Date”) and ending on the day that is three Business Days following the Dispute Start Date (such day a “Dispute End Date”) and in connection with which (a) the Lender shall specify in the Market Value Dispute Notice its determination of the market value of such Eligible Collateral (such determination the “Dispute Value”) and (b) the Borrower shall engage an Approved Third-Party Appraiser and obtain on or before (but in each case no later than) the Dispute End Date a valuation report with respect to such Market Value.

“Dispute Resolution Value” means with respect to any item of Eligible Collateral subject to a Dispute Process, if in connection with such Dispute Process (a) the Borrower has obtained a valuation report from an Approved Third-Party Appraiser, the market value set forth in such valuation report or (b) the Borrower has failed to obtain a valuation report from an Approved Third-Party Appraiser, Dispute Value specified in the Market Value Dispute Notice.

“Dispute Start Date” has the meaning set forth in the definition of Dispute Process.

“Dispute Value” has the meaning set forth in the definition of Dispute Process.

“Dollar” and “$” means the lawful currency of the United States of America.

“E-SIGN” means the Federal Electronic Signatures in Global and National Commerce Act, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“EBITDA” means, with respect to any Relevant Test Period and any Bank Loan, the meaning of the term “Adjusted EBITDA”, the term “EBITDA” or any comparable definition in the Underlying Instrument for such period and Bank Loan (or, in the case of a Bank Loan for which the Underlying Instrument have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Bank Loan) as determined in the good faith discretion of the Borrower, and, in any case that the term “Adjusted EBITDA”, the term “EBITDA” or such comparable definition is not defined in such Underlying Instrument, an amount, for the principal Obligor thereunder and any of its parents or subsidiaries that are obligated as guarantor pursuant to the Underlying Instrument for such Bank Loan (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Borrower in case of any acquisitions)) equal to earnings from continuing operations for such period plus interest expense, income taxes, unallocated depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), amortization of intangibles (including goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges, and any other item the Borrower and the Lender deem to be appropriate. Notwithstanding the foregoing, in no event shall the EBITDA of an Obligor be based solely on prospective or modeled performance as opposed to historical performance (including pro forma calculations).

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“Eligible Collateral” means Collateral (a) that is an Eligible Investment, (b) that is in denominated and payable solely in Dollars, (c) as to which each Obligor thereon is domiciled in an Eligible Jurisdiction, (d) that is recorded on the Borrower’s books and records as belonging solely to the Borrower, (e) that is not subject to segregation or any special purpose usage, (f) as to which no third party has any Lien or any other rights and (g) that is held in the Custody Account and subject to a Perfected Lien in favor of the Lender; provided, however, that (without duplication):

(i)            to the extent the Market Value of Eligible Collateral consisting of obligations issued by a single issuer exceeds 15% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral;

(ii)           to the extent the Market Value of Eligible Collateral the Obligors of which are in the same Industry Classification Group, exceeds 25% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral;

(iii)          to the extent the Market Value of Eligible Collateral consisting of Bank Loans as to which, at the time of determination, permits the Obligor thereon to defer or capitalize any portion of the accrued interest thereon in the aggregate exceeds 10% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral;

(iv)          to the extent the Market Value of Eligible Collateral underwritten as a commercial real estate loan or principally secured by real property in the aggregate exceeds 5% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral;

(v)           to the extent the Market Value of Eligible Collateral consisting of investments in CLO Securities and Structured Finance Obligations in the aggregate exceeds 20% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral;

(vi)          to the extent the Market Value of Eligible Collateral consisting of Investments that are not Performing in the aggregate exceeds 5% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral;

(vii)         to the extent the Market Value of Eligible Collateral that are High Yield Securities in the aggregate exceeds 15% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral;

(viii)        to the extent the Market Value of Eligible Collateral the Obligors of which have an EBITDA for the Relevant Test Period that is less than $25,000,000 exceeds 15% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral;

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(ix)          to the extent the Market Value of Eligible Collateral with a rating “CCC+” by S&P, “Caa1” by Moody’s or “CCC” by Fitch or below, in the aggregate exceeds 5% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral; and

(x)           to the extent the Market Value of Eligible Collateral that is a Foreign Investment (other than CLO Securities), in the aggregate exceeds 0% of the Market Value of all Eligible Collateral, such excess shall not constitute Eligible Collateral.

In addition, (A) in applying each clause of this definition, the full Market Value of such Collateral will be considered without taking into account any excess concentration reduction resulting from another clause of this definition and (B) if any Eligible Collateral is subject to excess concentration reductions under more than one clause in this definition, the largest excess concentration reduction shall apply.

“Eligible Investments” means Investments of the type set forth on Schedule 1.

“Eligible Jurisdiction” means the United States (or any state, territory or possession thereof), Canada, Cayman Islands, United Kingdom, Australia, Belgium, Germany, France, Luxembourg, Netherlands, Spain, Sweden, Switzerland or Singapore.

“Eligible Obligor” means, on any date of determination, any Obligor that:

(i)            is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;

(ii)	is a legal operating entity, holding company or special purpose entity;

(iii)	is not a Governmental Authority;

(iv)	is not an Affiliate of the Borrower; and

(v)	is not in an insolvency proceeding.

“Equity Interests” means all shares, interests or other equivalents, however designated, of or in a corporation, limited liability company, or partnership, whether or not voting, including but not limited to common stock, member interests, partnership interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

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“ERISA Group” means, with respect to any Person, such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Event of Default” is defined in Article VIII.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) (i) imposed as a result of the Lender being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Error! Reference source not found. and (d) any U.S. federal withholding Taxes imposed under FATCA, and (e) U.S. federal backup withholding Taxes.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility Amount” means $30,000,000.

“Facility Termination Date” means October 16, 2024.

“Financial Contract” of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Hedge Management Transaction.

“First Lien Bank Loan” means a Bank Loan that is entitled to the benefit of a first lien and first priority perfected security interest (subject to customary encumbrances) on a substantial portion of the assets (subject to customary exceptions) of the respective borrower and guarantors obligated in respect thereof; provided that any First Lien Bank Loan that is also a Unitranche Bank Loan shall be treated for purposes of determining the applicable Advance Rate as a Unitranche Bank Loan.

“Fitch” means Fitch Ratings, Inc., together with its successors.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

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“Foreign Investment” means any investment in a foreign issuer or security principally traded outside of the United States.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Hedge Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“High Yield Securities” means debt Securities (a) issued by an Eligible Obligor, and (b) issued pursuant to an effective registration statement or pursuant to Rule 144A under the Securities Act (or any successor provision thereunder) or other exemption to the Securities Act.

“ICA” means the Investment Company Act of l940, and the rules and regulations promulgated thereunder.

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money (including the Obligations under this Agreement and the other Loan Documents), (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations evidenced by notes, acceptances, or other instruments, (e) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations, (g) obligations as an account party with respect to standby and commercial letters of credit, (h) Contingent Obligations, (i) obligations under Hedge Management Transactions and other Financial Contracts (after giving effect to any applicable netting provisions), (j) all obligations of such Person in respect of Senior Securities Representing Indebtedness and (k) any other obligation for borrowed money or other financial accommodation that in accordance with the Applicable Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” means each of the Lender and its Related Parties.

“Indirect Fund” means any “registered investment company” within the meaning of Section 8 of the ICA that has made or holds any investment in another “ investment company” in excess of 10% of its total assets in reliance on Sections 12(d)(1)(E), (F), (G) or (J) of the ICA (other than an investment made in reliance on Rules 12d1-1 thereunder).

“Industry Classification Group” means any of the S&P’s global industry classification standard (GICS®) classification groups.

“Information” is defined in Section 9.12.

“Interest Period” means, with respect to a Term SOFR Borrowing, a period of one month commencing on a Business Day selected by the Borrower pursuant to this Agreement and ending on the day that corresponds numerically to such date one month thereafter, provided that

(a)           if any Interest Period would otherwise end on a day which is not a New York Banking Day, then the Interest Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Interest Period shall end on the immediately preceding New York Banking Day;

(b)           if any Interest Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), then the Interest Period shall end on the last New York Banking Day of the calendar month at the end of such Interest Period; and

(c)           no Interest Period may extend beyond the Facility Termination Date, and if the Interest Period should happen to extend beyond the Facility Termination Date, such Borrowing must be prepaid on the Facility Termination Date.

“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; (b) Equity Interests, bonds, mutual funds, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; (c) any deposit accounts and certificates of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

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“Investment Adviser” means Benefit Street Partners L.L.C.

“Investment Policies and Restrictions” with respect to the Borrower, the provisions dealing with investment objectives, investment policies, and investment restrictions, as set forth in the Constituent Documents, the Prospectus, and the Statement of Additional Information, as such provisions may be supplemented, amended or modified from time to time to the extent permitted under this Agreement.

“Law” means, collectively, all international, foreign, federal, state, provincial, and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” is defined in the opening paragraph hereof.

“Leverage Ratio” means, with respect to any Bank Loan for any Relevant Test Period, the ratio of first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness to EBITDA.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means a loan made pursuant to the Revolving Commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).

“Loan Documents” means this Agreement, the Collateral Documents, the Note, and any other document or agreement, now or in the future, executed by any Person for the benefit of the Lender in connection with this Agreement.

“Margin Deficiency” means, at any time of determination, that (a) the Revolving Exposure is in excess of the sum of the Adjusted Market Value of all Eligible Collateral or (b) the Asset Coverage is less than 300%.

“Market Value” means, respect to any assets of the Borrower on any day, the value of such assets set forth in the most recent Valuation Statement, which value is required to be computed by the Borrower in accordance with the Prospectus and Applicable Law (including the ICA); provided that:

(a) when calculating the “Market Value” of any asset, the Borrower shall calculate such value daily and in good faith using the Borrower’s Valuation Procedures as in effect on such date; and

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(b) the Lender may dispute the determination of the Market Value of any Eligible Collateral upon written notice to the Borrower (a “Market Value Dispute Notice”) if the Lender in good faith reasonably believes that there has been a material deterioration on the aggregate fair market value of the Eligible Collateral which has not been reflected in the most recent Valuation Statement; provided that such dispute shall be conducted in accordance with Dispute Process;

provided further that, (i) the Borrower is not entitled to dispute any Dispute Resolution Value; provided further that, the Market Value of any item of Eligible Collateral (a) subject to an on-going Dispute Process shall the average of (i) the Market Value as determined by the Borrower of such item as of the Dispute Start Date and (ii) the Dispute Value and (b) with respect to, and following, the Dispute End Date until the delivery of the next Valuation Statement, the Dispute Resolution Value.

“Market Value Dispute Notice” has the meaning set forth in the definition of Market Value.

“Material Adverse Effect” means a material adverse effect on (a) the business, Property, liabilities (actual and contingent), operations or financial condition, or results of operations of the Borrower, (b) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender under the Loan Documents.

“Material Indebtedness” means Indebtedness of the Borrower in an outstanding principal amount of $100,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or that provides for the incurrence of Indebtedness in an amount that would be Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Maximum Amount” means, as at any date of determination, an amount equal to the least of:

(a)           the maximum amount of Indebtedness that the Borrower would be permitted to incur pursuant to Applicable Law, including the ICA;

(b)           the maximum amount of Indebtedness that the Borrower would be permitted to incur pursuant to the limitations on borrowings adopted by the Borrower in its Prospectus or elsewhere;

(c)           the maximum amount of Indebtedness that the Borrower would be permitted to incur pursuant to any agreements with any Governmental Authority; or

(d)           the maximum amount of Indebtedness that the Borrower would be permitted to incur without violating other provisions of this Agreement, in each case, as in effect at the time of determination.

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“Maximum Rate” is defined in Section 2.15.

“Mezzanine Investments” means (i) debt Securities (including convertible debt Securities (other than the “in-the-money” equity component thereof)) and preferred stock, in each case, (a) issued by public or private issuers, (b) issued without registration under the Securities Act, (c) not issued pursuant to Rule 144A under the Securities Act (or any successor provision thereunder), (d) that are not Cash Equivalent Investments and (e) contractually subordinated in right of payment to other debt of the same issuer and (ii) a Bank Loan that is not a First Lien Bank Loan, Unitranche Bank Loan, Second Lien Bank Loan or a High Yield Security.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a Plan that constitutes a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

“Non-Performing First Lien Bank Loans” means First Lien Bank Loans which are not Performing.

“Non-Performing Second Lien Bank Loans” means Second Lien Bank Loans which are not Performing.

“Non-Performing Unitranche Bank Loans” means Unitranche Bank Loans which are not Performing.

“Note” means the promissory note of the Borrower in the form of Exhibit B.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of the Borrower to any Indemnitee arising under the Loan Documents (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Obligor” means, collectively, each Person obligated to make payments under an Underlying Instrument, including any guarantor thereof.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Connection Taxes” means Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising solely from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, or other transfer.

“Participant” is defined in Section 9.4(c).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment in Full” means, (i) the indefeasible payment in full in cash of all outstanding Loans, together with accrued and unpaid interest thereon, (ii) the indefeasible payment in full in cash of the accrued and unpaid fees, if any, arising under the Loan Documents (iii) the indefeasible payment in full in cash of all reimbursable expenses and other Obligations (other than contingent obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon and (iv) the termination of the Revolving Commitments.

“Payment Date” means (a) with respect to Base Rate Borrowings and Daily Simple SOFR Borrowings, the 10th day of each calendar month and (b) with respect to Term SOFR Borrowings, the last day of each Interest Period, provided, that if such day is not a Business Day, the Payment Date shall be the next succeeding Business Day.

“Perfected Lien” means a first priority perfected Lien, subject only to Permitted Liens.

“Performing” means (a) with respect to any Investment that is debt, the issuer of such Investment is not, at the time of determination, in default of any payment obligations outstanding with respect to accrued and unpaid interest or principal in respect thereof, after the receipt of any notice and/or the expiration of any applicable grace period and any such Investment is not a Restructured Loan and (b) with respect to any Investment that is preferred stock, the issuer of such Investment has not failed to meet any scheduled redemption obligations or to pay its latest declared cash dividend, after the expiration of any applicable grace period.

“Performing First Lien Bank Loans” means First Lien Bank Loans which are Performing.

“Performing Second Lien Bank Loans” means Second Lien Bank Loans which are Performing.

“Performing Unitranche Bank Loans” means Unitranche Bank Loans which are Performing.

“Permitted Liens” means the Liens permitted pursuant to Section 7.5.

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“Permitted Subsidiary” means each directly wholly-owned Subsidiary of the Borrower that is formed and maintained solely for tax, investment or regulatory purposes, so long as (a) the Lender has completed all necessary know-your-customer requirements with respect to such Subsidiary, (b) such Subsidiary (i) has executed at the time of its formation (x) a Subsidiary Guaranty, (y) a Security Agreement, which grants a first priority perfected Lien on all of such Subsidiary’s assets in favor of the Lender and (z) a Control Agreement and (ii) the following requirement have been satisfied with respect thereto: (x) all documents and instruments necessary or reasonably requested by the Lender to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Lender for filing, registration or recording; (y) such Subsidiary shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder; and (z) such Subsidiary shall have taken all other action expressly required by it under the Security Documents to perfect, register and/or record the Liens granted by it thereunder and (c) the Borrower and the Lender shall have entered into an amendment to this Credit Agreement, in form and substance satisfactory to the Borrower and the Lender.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any Governmental Authority.

“Plan” means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA as to which the Borrower or any ERISA Affiliate may have any liability.

“Prime Rate” means a rate per annum equal to the prime rate announced by the Lender from time to time, changing as and when such rate changes. The prime rate is not necessarily the lowest rate charged to any customer.

“Property” of a Person means all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Prospectus” means the prospectus of the Borrower dated November 18, 2019 filed with the SEC, as may be supplemented or revised from time to time.

“Qualified Investment Adviser” means an “investment adviser” as defined in the ICA.

“Regulation U” means Regulation U of the Board or any other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulatory Event” means (i) any adverse determination made by the SEC or any other Governmental Authority for a violation or breach of Applicable Law (including, without limitation, the ICA) by the Borrower or the Investment Adviser that would reasonably be expected to have a Material Adverse Effect or (ii) any investigation made by the SEC or any other Governmental Authority for a violation or breach of law (including, without limitation, the ICA) by the Borrower or the Investment Adviser that would reasonably be expected to have a Material Adverse Effect or (iii) the revocation, suspension or termination of any license, permit or approval held by the Borrower or the Investment Adviser that, in the reasonable judgment of the Lender, is necessary for the conduct of any such Person’s business.

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“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, members, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Test Period” means, with respect to any Bank Loan, the relevant test period for the calculation of EBITDA or Leverage Ratio, as applicable, for such Bank Loan in the applicable Underlying Instruments or, if no such period is provided for therein, for Obligors delivering monthly financial statements, each period of the last twelve consecutive reported calendar months, and for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Bank Loan; provided that, with respect to any Bank Loan for which the relevant test period is not provided for in the applicable Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor or closing date of the applicable Bank Loan to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation or closing, as applicable, and shall subsequently include each period of the last twelve consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Restricted Payment” means any dividend or other distribution (whether in cash, Equity Interests, or other Property) with respect to any Equity Interest in the Borrower, or any payment (whether in cash, Equity Interests, or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interest in the Borrower.

“Restructured Loan” means any Bank Loan that was previously a Bank Loan which was not Performing.

“Revolving Commitment” means the obligation, if any, of the Lender to make Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

“Revolving Commitment Amount” means $15,000,000, as such amount may be modified (a) pursuant to Section 2.6 or (b) otherwise from time to time pursuant to the terms hereof.

“Revolving Exposure” means, at any time, the aggregate principal amount of the Loans outstanding at such time.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

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“Second Lien Bank Loan” means a Bank Loan (other than a First Lien Bank Loan) that is entitled to the benefit of a first and/or second lien and first and/or second priority perfected security interest (subject to customary encumbrances) on a substantial portion of the assets of the respective borrower and guarantors obligated in respect thereof.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

“Securities” means common and preferred stock, units and participations, member interests in limited liability companies, partnership interests in partnerships, notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, including debt instruments of public and private issuers and tax-exempt securities (including warrants, rights, put and call options and other options relating thereto, representing rights, or any combination thereof) and other property or interests commonly regarded as securities or any form of interest or participation therein, but not including Bank Loans.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means (a) that certain Security Agreement dated as of the Closing Date between the Borrower and the Lender and (b) each Security Agreement entered into by a Permitted Subsidiary and the Lender, which shall be in form and substance substantially similar to the Security Agreement described in clause (i).

“Senior Security” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA, as interpreted by guidance and no action relief issued by the U.S. Securities and Exchange Commission and its staff.

“Senior Security Representing Indebtedness” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA, as interpreted by guidance and no action relief issued by the U.S. Securities and Exchange Commission and its staff.

“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Business Day” means any day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system except a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“Statement of Additional Information” means the statement of additional information of the Borrower dated November 18, 2019 filed with the SEC, as may be supplemented or revised from time to time.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgaged-backed securities.

“Subsidiary” of a Person means any corporation, partnership, limited liability company, association, joint venture, or similar business organization more than 50% of the outstanding Equity Interests having ordinary voting power of which at the time is owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

“Subsidiary Guaranty” means each guarantee agreement executed and delivered by a Permitted Subsidiary in favor of the Lender, in form and substance reasonably satisfactory to the Lender.

“Substantial Portion” means, with respect to the Property of the Borrower, Property that represents more than 10% of the assets of the Borrower or Property responsible for more than 10% of the net income of the Borrower, in each case, as would be shown in the financial statements of the Borrower as at the beginning of the 12-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for the first month of the 12-month period, then the financial statements delivered hereunder for the quarter ending immediately before that month).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means a forward-looking term rate based on SOFR and recommended by the Board.

“Term SOFR Administrator’s Website” means the website or any successor source for Term SOFR identified by CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).

“Term SOFR Base Rate” means the greater of (a) zero and (b) the forward-looking term rate based on SOFR for the applicable Interest Period quoted by the Lender from the Term SOFR Administrator’s Website (or other commercially available source providing such quotations as may be selected by the Lender from time to time), which shall be the Term SOFR rate in effect two New York Banking Days prior to commencement of the advance, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; provided that if the Term SOFR rate for such Interest Period is not published on such New York Banking Day due to a holiday or other circumstance that the Lender deems in its sole discretion to be temporary, the applicable Term SOFR rate shall be the Term SOFR rate for such Interest Period last published prior to such New York Banking Day.

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“Term SOFR Borrowing” means a Borrowing that, except as otherwise provided in Section 2.10, bears interest at the applicable Term SOFR Rate.

“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 2.10, bears interest at the applicable Term SOFR Rate.

“Term SOFR Rate” means, with respect to a Term SOFR Borrowing for the relevant Interest Period, the sum of (a) the Applicable Margin and (b) the Term SOFR Base Rate.

“Total Assets” means all assets of the Borrower which in accordance with the Accounting Principles would be classified as assets on a balance sheet of the Borrower prepared as of such time.

“Type” means, with respect to any Borrowing, its nature as a Base Rate Borrowing, a Daily Simple SOFR Borrowing or a Term SOFR Borrowing and with respect to a Loan, its nature as a Base Rate Loan, a Daily Simple SOFR Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UETA” means the Uniform Electronic Transactions Act as in effect in the State of New York, as amended from time to time, and any successor statute, and any regulations promulgated thereunder from time to time.

“Uncommitted Loans” is defined in Section 2.1.2.

“Underlying Instrument” means the loan agreement, credit agreement, indenture or other agreement pursuant to which an asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such asset or of which the holders of such asset are the beneficiaries.

“Unitranche Bank Loan” means the “last-out” portion of a Bank Loan that is a First Lien Bank Loan, a portion of which is, in effect, subject to superpriority rights (the “first-out” portion) of other lenders with respect to such lenders’ right to receive distributions of collateral proceeds following an event of default (such portion, a “last-out” portion). The Borrower’s investment in the last-out portion shall be treated as a Unitranche Loan for purposes of determining the applicable Advance Rate for such Eligible Collateral under this Agreement.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

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“Valuation Procedures” means the Borrower’s valuation procedures approved by the Borrower’s board of trustees and as in effect on the Closing Date (a copy of which has been provided to the Lender on the Closing Date), or as modified from time to time in accordance with applicable Law and the Prospectus and approved by the Borrower’s board of trustees.

“Valuation Statement” means, with respect to any Collateral held in the Custody Account, a statement prepared by the Borrower, delivered in electronic format as a spreadsheet which includes the calculation of the Market Value of each asset (other than cash and Cash Equivalent Investments) included in the Eligible Collateral, and based upon the Borrower’s Valuation Procedures.

The foregoing definitions apply equally to both the singular and plural forms of the defined terms.

1.2           Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the words “to” and “until” mean “to but excluding.”

1.3           Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Applicable Accounting Principles in a manner consistent with that used in preparing the financial statements referred to in Section 5.4. Notwithstanding any other provision herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (a) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower at “fair value,” as defined therein, or (b) any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in the Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower or the Lender so requests, the Lender and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change, but until so amended, such ratio or requirement shall continue to be computed in accordance with in the Applicable Accounting Principles before such change and the Borrower shall provide to the Lender reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder. In addition, notwithstanding any other provision herein, the definitions set forth in this Agreement and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules as a result of Financial Accounting Standards Board Accounting Standards Codification 842 (Leases) from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance.

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1.4           Other Definitional Terms; Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision. References to Sections, Articles, Exhibits, and Schedules are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “shall” and “will” have the same meaning as the term “must.” Unless the context otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” All covenants, terms, definitions or other provisions incorporated by reference to other agreements are incorporated into this Agreement as if fully set forth herein, and such incorporation includes all necessary definitions and related provisions from such other agreements, but includes only amendments thereto agreed to by the Lender, and survives any termination of such other agreements until Payment in Full. Any reference to any Law includes all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and, unless otherwise specified, refers to such Law as amended, modified, supplemented, replaced, or succeeded from time to time. References to any document, instrument or agreement (a) include all exhibits, schedules and other attachments thereto, (b) include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent not otherwise stated herein or prohibited hereby and in effect at any given time.

1.5           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

THE CREDITS

2.1           Loans.

2.1.1        Committed Loans. From the Closing Date until the Facility Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement and satisfaction of the requirements set forth in Article IV, to make Loans to the Borrower in Dollars (any such Loans, “Committed Loans”) upon the request of the Borrower, provided that, after giving effect to the making of each such Committed Loan, (a) the Revolving Exposure shall not exceed the Revolving Commitment Amount and (b) no Margin Deficiency exists or would result therefrom.

2.1.2        Uncommitted Loans. From the Closing Date until the Facility Termination Date, the Lender may, in its sole and absolute discretion on a case-by-case basis, on the terms and conditions set forth in this Agreement, make Loans to the Borrower in Dollars (any such Loans, “Uncommitted Loans”), only if, after giving effect to the making of each such Uncommitted Loan, (a) the Revolving Exposure does not exceed the lesser of the Facility Amount and the Maximum Amount and (b) Margin Deficiency exists or would result therefrom.

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Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow the Loans at any time prior to the Facility Termination Date. Unless previously terminated, the Revolving Commitment shall terminate on the Facility Termination Date.

2.2           Required Payments; Termination.

(a)           If at any time (i) a Margin Deficiency occurs and such Margin Deficiency has not been timely cured in accordance with clause (b) below, (ii) the Revolving Exposure together with all other indebtedness of the Borrower exceeds the Maximum Amount or (iii) the Revolving Exposure exceeds the Facility Amount, the Borrower shall immediately make a payment on the Loans in an amount sufficient to eliminate such excess.

(b)           If a Margin Deficiency occurs, the Borrower shall, (i) unless previously cured, within five Business Days after the earlier of receipt of written notice by the Lender to the Borrower or knowledge by the Borrower of such Margin Deficiency (the “Margin Deficiency Date”), provide the Lender with a plan (a “Prepayment Plan”) setting forth in reasonable detail the actions the Borrower proposes to take to cure such Margin Deficiency within the next 15 Business Days and (ii) not later than noon (New York time) on the date that is 15 Business Days after the Margin Deficiency Date, either prepay outstanding Loans, deposit additional Eligible Collateral (satisfactory to the Lender in its sole discretion) into the Custody Account or take other action, or any combination thereof (as identified in the Prepayment Plan), to the extent necessary, after giving effect to such payment, deposit or other action, to cure such Margin Deficiency.

(c)           Notwithstanding anything in this Agreement to the contrary, including Section 2.11, the aggregate principal balance of all Uncommitted Loans shall be reduced to $0.00 for a period of not less than one Business Day in each six month period.

(d)           For the avoidance of doubt, in the event that, as a result of giving effect to any Dispute Resolution Values prior to the expiration of the cure period pursuant to clause (b) above, no Margin Deficiency shall then exist, such Margin Deficiency shall be cured for all purposes hereunder.

The Revolving Exposure and all other unpaid Obligations under this Agreement and the other Loan Documents shall be paid in full by the Borrower on the Facility Termination Date.

2.3           Types of Borrowings. Borrowings of Committed Loans may be Base Rate Borrowings, Daily Simple SOFR Borrowings or Term SOFR Borrowings, or a combination thereof, selected by the Borrower in accordance with Sections 2.7 and 2.8. Borrowings of Uncommitted Loans shall be Base Rate Borrowings. There shall not be more than five Borrowings of Uncommitted Loans outstanding at any time.

2.4           Fees.

2.4.1        Commitment Fee. The Borrower agrees to pay to the Lender a commitment fee (the “Commitment Fee”) at a per annum rate equal to the product of (i) 0.25% times (ii) the excess, if any, of (x) the Revolving Commitment Amount on such day, over (y) the Revolving Exposure on such day times (iii) 1/360, which fee shall be for each day from the Closing Date to and including the Facility Termination Date, payable in arrears on the 10th day of each calendar quarter (or if such day is not a Business Day, the next succeeding Business Day) and on the Facility Termination Date.

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2.4.2       Upfront Fee. The Borrower agrees to pay to the Lender on the Closing Date an upfront fee in an amount equal to the product of (i) 0.25% times (ii) the Revolving Commitment Amount on the Closing Date.

2.5           Minimum Amount of Each Borrowing. Each Borrowing shall be in the minimum amount of $100,000 and in integral multiples of $100,000, except that any Base Rate Borrowing or Daily Simple SOFR Borrowing may be in the amount of the Available Revolving Commitment.

2.6           Termination of and Reductions in Revolving Commitment; Voluntary Prepayments.

(a)           The Borrower may terminate the unused portion of the Revolving Commitment or from time to time permanently reduce the Revolving Commitment Amount in integral multiples of $5,000,000 upon at least five Business Days’ irrevocable prior written notice to the Lender by 11:00 a.m. (New York time) specifying the amount of any such reduction. In no event may the Revolving Commitment Amount be reduced below the Revolving Exposure.

(b)           The Borrower may from time to time prepay, without penalty or premium, all outstanding Base Rate Loans, or, in a minimum aggregate amount of $100,000 and in integral multiples of $100,000 (or the aggregate amount of the outstanding Loans at such time), any portion of the aggregate outstanding Base Rate Loans upon same-day notice by 11:00 a.m. (New York time) to the Lender in the form of Exhibit C-3. The Borrower may from time to time prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Term SOFR Loans or any portion of the aggregate outstanding Term SOFR Loans upon at least two New York Banking Days’ prior written notice to the Lender by 11:00 a.m. (New York time); provided that, except with respect to prepayments made on the last of day of the applicable Interest Period, each such prepayment shall be in the amount of the entire principal balance of the applicable Term SOFR Borrowing(s).

2.7           Method of Selecting Types for New Borrowings. The Borrower shall give the Lender irrevocable notice in the form of Exhibit C-1 (a “Borrowing Notice”) not later than 12:00 noon (New York time) on the Borrowing Date of each Base Rate Borrowing or Daily Simple SOFR Borrowing, and two New York Banking Days before the Borrowing Date for each Term SOFR Borrowing, specifying:

(a)	the Borrowing Date, which shall be a Business Day, of such Borrowing;

(b)	the amount of such Borrowing; and

(c)	the Type of Borrowing selected.

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2.8           Conversion and Continuation of Outstanding Borrowings; Maximum Number of Interest Periods. Base Rate Borrowings shall continue as Base Rate Borrowings unless and until such Base Rate Borrowings are converted into Daily Simple SOFR Borrowings or Term SOFR Borrowings pursuant to this Section 2.8 or are prepaid in accordance with Section 2.6. Daily Simple SOFR Borrowings shall continue as Daily Simple SOFR Borrowings unless and until such Daily Simple SOFR Borrowings are converted into Base Rate Borrowings or Term SOFR Borrowings pursuant to this Section 2.8 or are prepaid in accordance with Section 2.6. Each Term SOFR Borrowing shall continue as a Term SOFR Borrowing until the end of the then applicable Interest Period therefor. If the Borrower does not provide a Conversion/Continuation Notice with respect to such Term SOFR Borrowing before the end of the applicable Interest Period, the Lender may at any time after the end of such Interest Period convert such Term SOFR Borrowing to a Base Rate Borrowing, but until such conversion or conversion or continuation pursuant to a Conversion/Continuation Notice, such Term SOFR Borrowing shall continue to accrue interest at the same rate as the interest rate in effect for such Term SOFR Borrowing prior to the end of the Interest Period. Subject to Section 2.5, the Borrower may elect from time to time to convert all or any part of a Base Rate Borrowing into a Term SOFR Borrowing or Daily Simple SOFR Borrowing, or a Daily Simple SOFR Borrowing into a Term SOFR Borrowing or Base Rate Borrowing. The Borrower shall give the Lender irrevocable notice in the form of Exhibit C-2 (a “Conversion/Continuation Notice”) of each conversion of a Base Rate Borrowing into a Term SOFR Borrowing or Daily Simple SOFR Borrowing, conversion of a Daily Simple SOFR Borrowing into a Term SOFR Borrowing or Base Rate Borrowing, conversion of a Term SOFR Borrowing to a Base Rate Borrowing, or continuation of a Term SOFR Borrowing not later than 10:00 a.m. (New York time) at least two Business Days before the date of the requested conversion or continuation, specifying:

(a)	the requested date, which shall be a Business Day, of such conversion or continuation;

(b)	the Type of the Borrowing and whether it is to be converted or continued; and

(c)	the amount of such Borrowing to be converted or continued.

2.9	Interest Rates.

(a)           Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made or is automatically converted into a Base Rate Loan pursuant to Section 2.8, to the date it is paid or is converted into a Daily Simple SOFR Loan or Term SOFR Loan pursuant to Section 2.8, at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on each Base Rate Borrowing will take effect simultaneously with each change in the Base Rate.

(b)           Each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made or is automatically converted into a Base Rate Loan pursuant to Section 2.8, to the date it is paid or is converted into a Base Rate Loan or Term SOFR Loan pursuant to Section 2.8, at a rate per annum equal to the Daily Simple SOFR Rate for such day. Changes in the rate of interest on each Daily Simple SOFR Borrowing will take effect simultaneously with each change in the Daily Simple SOFR Rate.

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(c)           Each Term SOFR Loan shall bear interest on the outstanding principal amount thereof from the first day of the Interest Period applicable thereto to the last day of such Interest Period at the Term SOFR Rate for such Interest Period.

(d)           The Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error.

2.10         Rates Applicable After Event of Default. Notwithstanding anything to the contrary in Section 2.7, 2.8 or 2.9, during the continuance of an Event of Default, the Lender may, at its option, by notice to the Borrower, declare that no Borrowing may be made as, converted into or continued as a Term SOFR Borrowing or a Daily Simple SOFR Borrowing. Notwithstanding anything to the contrary in Section 2.7, 2.8 or 2.9, during the continuance of an Event of Default, at the option of the Lender, by notice to the Borrower (or, in the case of an Event of Default under Section 8.1(f), or (g), automatically), the Loans shall bear interest at the rate otherwise applicable thereto plus 2.00% per annum.

2.11	Method of Payment; Repayment of Loans.

(a)           All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at the Lender’s address specified pursuant to Section 9.1 by noon (New York time) on the date when due. The Lender is hereby authorized to charge the account of the Borrower maintained with the Lender for each payment of principal, interest and fees if not paid when due hereunder.

(b)           Principal of the Committed Loans is payable on the Facility Termination Date. Principal of each Uncommitted Loans is payable on the earlier of (i) the date that is 45 days after the date of the Borrowing of such Uncommitted Loan and (ii) the Facility Termination Date. The Borrower hereby unconditionally promises to pay such amounts when due.

2.12	Evidence of Indebtedness

(a)	The Loans shall be evidenced by a Note payable to the Lender.

(b)           The Lender will also maintain accounts in which it will record (i) the amount of each Borrowing and Type thereof and, if applicable, the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder, and (iii) the amount of any sum received by the Lender hereunder from the Borrower. The entries maintained in such accounts shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay the Obligations in accordance with their terms.

2.13         Oral Notices. The Borrower hereby authorizes the Lender to extend, convert or continue Borrowings and Types of Borrowings and to transfer funds based on oral or written requests, including Borrowing Notices and Conversion/Continuation Notices via telephone. The Lender may rely upon, and shall incur no liability for relying upon, any oral or written request the Lender believes to be genuine and to have been signed, sent or made by an authorized person. Upon request by the Lender, the Borrower must promptly confirm each oral notice in writing (which may include email), authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Lender, the records of the Lender shall govern absent manifest error.

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2.14         Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Loan and Daily Simple SOFR Loan shall be payable on each Payment Date, commencing with the first Payment Date to occur after the Closing Date, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Facility Termination Date. Interest accrued on each Term SOFR Loan shall be payable on the last day of its applicable Interest Period, on the date of any prepayment of such Loan (whether or not as a result of acceleration) on the amount prepaid, and on the Facility Termination Date. Interest accrued pursuant to Section 2.10 is payable on demand. Interest and fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received before noon (New York time). If any payment of principal of or interest on a Loan becomes due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

2.15         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “charges”), exceeds the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section 2.16 shall be applied first to reduce the unpaid balance of the Loans, then to reduce the principal balance of any other Indebtedness of the Borrower to the Lender, and then to the Borrower.

2.16         Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they can effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the specified currency with such other currency at the Lender’s offices on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to the Lender hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency the Lender can in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Lender in the specified currency, the Borrower agrees, to the fullest extent that it can effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to the Lender in the specified currency, the Lender shall remit such excess to the Borrower.

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ARTICLE III

YIELD PROTECTION; TAXES

3.1	Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)           impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement reflected in the Term SOFR Rate);

(ii)          subject the Lender to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (b) through (e) of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)         impose on the Lender or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans,

and the result of any of the foregoing shall be to increase the cost to the Lender of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any Loan, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount), then, upon the written request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements. If the Lender determines that any Change in Law affecting the Lender or any lending office of the Lender or the Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Commitment or the Loans to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time, upon the written request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

3.2           Certificates for Reimbursement; Delay in Requests. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in Section 3.1 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Failure or delay on the part of the Lender to demand compensation pursuant to Section 3.1 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to Section 3.1 for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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3.3           Term SOFR Unavailability.

(a)           If the Lender has determined in its sole discretion that (i) the administrator of Term SOFR, or any relevant agency or authority for such administrator, of Term SOFR (or any substitute index which replaces Term SOFR (Term SOFR or such replacement, the “Term Benchmark”)) has announced that such Term Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Term Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Term Benchmark has become permanently unavailable or ceased to exist, the Lender will (x) replace such Term Benchmark with a replacement rate or (y) if any such circumstance applies to fewer than all tenors of such Term Benchmark used for determining an interest period hereunder, discontinue the availability of the affected interest periods.

(b)           If the Lender has determined in its sole discretion that (i) the administrator of Daily Simple SOFR, or any relevant agency or authority for such administrator, of Daily Simple SOFR (or any substitute index which replaces Daily Simple SOFR (Daily Simple SOFR or such replacement, the “Floating Benchmark”)) has announced that such Floating Benchmark will no longer be provided, (ii) any relevant agency or authority has announced that such Floating Benchmark is no longer representative, or (iii) any similar circumstance exists such that such Floating Benchmark has become permanently unavailable or ceased to exist, the Lender will replace such Floating Benchmark with a replacement rate.

(c)           In the case of the replacement of a Term Benchmark or Floating Benchmark, the Lender may add a spread adjustment selected by the Lender, taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority, and evolving or prevailing market practice. In connection with the selection and implementation of any such replacement rate, the Lender may make any technical, administrative or operational changes that the Lender decides may be appropriate to reflect the adoption and implementation of such replacement rate.

(d)           The Lender does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, Term SOFR or Daily Simple SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, Term SOFR or Daily Simple SOFR, as applicable.

3.4           Funding Indemnification. If

(a)           any payment of a Term SOFR Borrowing occurs on a date that is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise;

(b)           a Term SOFR Borrowing is not made on the date specified by the Borrower for any reason other than default by the Lender;

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(c)           a Term SOFR Borrowing is converted other than on the last day of the Interest Period applicable thereto; or

(d)           the Borrower fails to borrow, convert, continue or prepay a Term SOFR Borrowing on the date specified in any notice delivered pursuant hereto,

the Borrower shall compensate the Lender for the Lender’s costs, expenses and losses actually (other than loss of margin) incurred by the Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result thereof. The Borrower hereby acknowledges that the Borrower shall be required to compensate the Lender as provided in this Section 3.4 with respect to any portion of the principal balance accelerated or paid before the end of the Interest Period for such Term SOFR Borrowing, whether voluntarily, involuntarily, or otherwise, including without limitation any principal payment required upon maturity when the Borrower has elected an Interest Period that extends beyond the scheduled maturity date of such Loan and any principal payment required following default, demand for payment, acceleration, collection proceedings, foreclosure, sale or other disposition of collateral, bankruptcy or other insolvency proceedings, eminent domain, condemnation, application of insurance proceeds or otherwise. If requested by the Borrower in connection with any demand for payment pursuant to this Section 3.4, the Lender shall provide to the Borrower, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrower to the Lender and the computations made by the Lender to determine such amount, such certificate to be conclusive and binding in the absence of manifest error.

3.5           Taxes.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any such payment, then the Borrower may make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(c)           Indemnification by Borrower. The Borrower shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

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(d)           Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.5, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)           Status of Lenders.

(i)           Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in 3.5(e)(ii)(1), (ii)(2) and (ii)(4) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)          Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(1)           any Lender that is a U.S. Person shall deliver to the Borrower on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

a.            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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b.	executed copies of IRS Form W-8ECI;

c. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

d. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made; and

(4) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower in writing of its legal inability to do so.

(f)           Treatment of Certain Refunds. If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of the Lender, shall repay to the Lender the amount paid over pursuant to this Section 3.5(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.5(e), in no event will the Lender be required to pay any amount pursuant to this Section 3.5(e) the payment of which would place the Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.5(e) shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(g)           Survival. Each party’s obligations under this Section 3.5 shall survive any assignment of rights by the Lender, the termination of the Revolving Commitment and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.6           Lender Statements; Survival of Indemnity. The Lender shall give notice to the Borrower as to any amount due under Section 3.1, 3.2, 3.4 or 3.5. Such notice shall set forth in reasonable detail the calculations upon which the Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Unless otherwise provided herein, the Borrower shall pay the amount specified in such notice on demand.

3.7           Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable lending office to make, maintain, or fund Loans whose interest is determined by reference to the Term SOFR Rate or the Daily Simple SOFR Rate, or to determine or charge interest rates based upon the Term SOFR Rate or the Daily Simple SOFR Rate, then, upon notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue Term SOFR Borrowings or Daily Simple SOFR Borrowings, as applicable or to convert Base Rate Borrowings or Daily Simple SOFR Borrowings to Term SOFR Borrowings (or Base Rate Borrowings or Term SOFR Borrowings to Daily Simple SOFR Borrowings) shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay or, if applicable, convert (i)   all Term SOFR Borrowings to Base Rate Borrowings (or Daily Simple SOFR Borrowings, if not also unlawful), either on the last day of the Interest Period therefor, if the Lender can lawfully continue to maintain such Term SOFR Borrowings to such day, or immediately, if the Lender cannot lawfully continue to maintain such Term SOFR Borrowings or (ii) all Daily Simple SOFR Borrowings to Base Rate Borrowings, immediately, if the Lender cannot lawfully continue to maintain such Daily Simple SOFR Borrowings. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.4.

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ARTICLE IV

CONDITIONS PRECEDENT

4.1           Initial Borrowing. The Lender shall not be required to make the initial Borrowing unless each of the following conditions is satisfied:

(a)           The Lender shall have received executed counterparts of each of the following:

(i)	this Agreement;

(ii)	the Note;

(iii)	the Security Agreement;

(iv)	the Account Control Agreement;

(v)	a certificate of the Secretary or an Assistant Secretary of the

Borrower certifying (A) that there have been no changes in the charter document of the Borrower, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (B) as to the bylaws, operating agreement or other organizational document, including the Prospectus, as attached thereto, of the Borrower as in effect on the date of such certification, (C) as to resolutions of the board of trustees or other governing body of the Borrower authorizing the execution, delivery and performance of each Loan Document to which it is a party, (D) as to a good standing certificate (or analogous documentation if applicable) for the Borrower from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization as of a recent date, to the extent generally available in such jurisdiction, (E) a true and complete copy of the Custody Agreement and (F) the names and true signatures of the incumbent officers of the Borrower authorized to sign the Loan Documents to which it is a party, and authorized to request a Borrowing;

(vi)         a certificate, signed by the chief financial officer of the Borrower, stating that on the Closing Date (A) no Default or Event of Default has occurred and is continuing and (B) the representations and warranties in Article V are (1) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all respects on and as of such earlier date and (2) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date; and

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(vii)        a written opinion of the Borrower’s counsel, addressed to the Lender and otherwise in form and substance satisfactory to the Lender.

(b)           The Lender shall have received evidence satisfactory to it that any credit facility currently in effect for the Borrower has been terminated and cancelled, all Indebtedness thereunder has been fully repaid (except to the extent being repaid with the initial Loans), and any Liens thereunder have been terminated and released.

(c)           The Lender shall have received all fees and other amounts due and payable on or before the Closing Date, including without limitation (i) the fees specified in Section 2.4, (ii) any other fees agreed to by the Borrower and the Lender from time to time, and (iii), to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(d)           There shall not have occurred a material adverse change in (i) the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of the Borrower, since December 31, 2022, or (ii) the facts and information regarding such entities as represented by such entities to date.

(e)           The Lender shall have received evidence of all governmental, equity holder and third-party consents and approvals necessary in connection with the contemplated financing, all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on the Borrower, and no Law applies that in the reasonable judgment of the Lender could have such effect.

(f)           No action, suit, investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or that seeks to prevent, enjoin or delay any Borrowing.

(g)           The Lender shall have received the results of a recent lien search in the jurisdiction where the Borrower is organized and such search shall reveal no Liens on any of the Property of the Borrower except for Permitted Liens or Liens discharged on or before the Closing Date pursuant to a payoff letter or other documentation satisfactory to the Lender.

(h)           Each document (including any UCC financing statement) required by the Collateral Documents or under Applicable Law or reasonably requested by the Lender to be filed, registered or recorded to create in favor of the Lender a perfected Lien on the Collateral, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.

(i)           Upon the reasonable request of the Lender made at least 10 days before the Closing Date, the Borrower shall have provided to the Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering Laws, including the PATRIOT Act, in each case at least five days before the Closing Date.

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(j)            If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification in relation to the Borrower.

(k)           The Lender shall have received such other agreements, documents, instruments and certificates as are reasonably requested by the Lender and its counsel, in form and substance reasonably satisfactory to the Lender.

4.2           Each Borrowing. The Lender shall not be required to make any Borrowing unless on the applicable Borrowing Date:

(a)           Immediately prior to and immediately after giving effect to such Loan, (i) no Margin Deficiency exists or would occur, (ii) Revolving Exposure together with all other indebtedness of the Borrower shall not exceed the Maximum Amount and (iii) (x) with respect to any Borrowing of Committed Loans, the Revolving Exposure shall not exceed the Revolving Commitment Amount and (y) the Revolving Exposure shall not exceed the Facility Amount.

(b)           There exists no Default or Event of Default, nor would a Default or Event of Default result from such Loan.

(c)           The representations and warranties contained in Article V are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

(d)           The Lender shall have received a Borrowing Notice in accordance with the requirements hereof.

Each Borrowing Notice constitutes a representation and warranty by the Borrower that the conditions in Section 4.2(a) through (c) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender that:

5.1           Existence and Standing. The Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

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5.2           Authorization and Validity. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper company proceedings, and the Loan Documents are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally.

5.3           No Conflict; Government Consents. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any Law (including the ICA), order, writ, judgment, injunction, decree or award binding on the Borrower, (b) the Borrower’s Investment Policies and Restrictions or Constituent Documents, or (c) any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or be a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, that has not been obtained is required to be obtained by the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4           Financial Statements. The December 31, 2022 audited financial statements of the Borrower, and its unaudited financial statements dated as of June 30, 2023, heretofore delivered to the Lender were prepared in accordance with Section 1.3 and fairly present the financial condition and operations of the Borrower at such date and the results of their operations for the period then ended.

5.5           Material Adverse Change. Since the Closing Date (i) there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower that could reasonably be expected to have a Material Adverse Effect and (ii) no Regulatory Event has occurred and is continuing.

5.6           Taxes. The Borrower has filed all United States federal and state income Tax returns and all other material Tax returns required to be filed by it and have paid all United States federal and state income Taxes and all other material Taxes due from the Borrower, including pursuant to any assessment received by the Borrower, except any Taxes that are being contested in good faith as to which adequate reserves have been provided in accordance with in the Applicable Accounting Principles and as to which no Lien exists. No Tax Liens have been filed and no claims are being asserted with respect to any such Taxes.

5.7           Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower that could reasonably be expected to have a Material Adverse Effect or that seeks to prevent, enjoin or delay any Borrowing. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

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5.8	Subsidiaries. On the Closing Date, the Borrower has no Subsidiaries.

5.9           ERISA. The Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA. The Borrower has not, in the last five years, been a member of an ERISA Group at a time when any member of such ERISA Group maintained, sponsored or contributed to any Plan or Multiemployer Plan.

5.10	Accuracy of Information.

(a)           No information, exhibit or report furnished by the Borrower to the Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements therein not misleading.

(b)           As of the Closing Date, the information included in any Beneficial Ownership Certification is true and correct in all respects.

5.11         Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of the assets of the Borrower that are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12	Material Agreements.

(a)	The Custody Agreement is in full force and effect in all material respects.

(b)           The Borrower’s investments are in compliance with its Investment Policies and Restrictions in all material respects.

(c)           Since the Closing Date, (i) there have been no changes in the Investment Policies and Restrictions other than in accordance with this Agreement and (ii) the Borrower has at all times complied in all material respects with the Investment Policies and Restrictions.

(d)           The Investment Policies and Restrictions are fully and accurately described in all material respects in the Borrower’s Prospectus and Statement of Additional Information.

5.13         Compliance with Laws. The Borrower is in compliance with all Applicable Laws, including the ICA and the Securities Act, except where the necessity of compliance therewith is being contested in good faith by appropriate proceeding or exemptive relief has been obtained and remains in effect or where noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Borrower has made all filings with the SEC required by Applicable Law and has made all filings with any other Governmental Authority, as required by Applicable Law, except where failure to file with such other Governmental Authority could not reasonably be expected to have a Material Adverse Effect.

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5.14         Ownership of Properties. The Borrower has good title, free of all Liens other than Permitted Liens, to all of the Property reflected in the Borrower’s most recent financial statements provided to the Lender as owned by the Borrower (other than Property disposed of in a transaction permitted by this Agreement).

5.15         Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) subject to Section 4975 of the Code, and assuming the assets of the Lender do not constitute “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA unless the Lender relies on an available prohibited transaction exemption the conditions of which are satisfied at all applicable times, neither the execution of this Agreement nor the Borrowings give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The Borrower is not subject to any Law substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

5.16         Investment Company Status. The Borrower is a non-diversified “closed-end” “investment company” and is subject to regulation under the ICA, it is not an Indirect Fund, and it is not a “business development company” within the meaning of the ICA. The Borrower is not an “affiliated person”, “promoter” or “principal underwriter” of the Lender within the meaning of the ICA. The Borrower has elected to be treated and qualifies as a “regulated investment company” within the meaning of the Code. The business and other activities of the Borrower, including but not limited to, the making of the Loans by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents do not result in any violation of the provisions of the ICA, or any rules, regulations or orders issued by the SEC thereunder.

5.17	Insurance. The Borrower maintains insurance in compliance with Section 6.6.

5.18	Solvency.

(a)           Immediately after the consummation of the transactions to occur on the Closing Date and immediately following any Borrowings made on the Closing Date and after giving effect to the application of the proceeds of such Borrowings, (i) the fair value of the assets of the Borrower, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower; (ii) the present fair saleable value of the Property of the Borrower will be greater than the amount that will be required to pay the probable liability of the Borrower on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such businesses are now conducted and are proposed to be conducted after the Closing Date.

(b)           The Borrower does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of the amounts of cash to be payable on or in respect of its Indebtedness.

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5.19	No Default. No Default or Event of Default has occurred and is continuing.

5.20         Anti-Corruption Laws; Sanctions. The Borrower and its directors, officers, and employees and, to the knowledge of the Borrower, the agents of the Borrower is in compliance with Anti-Corruption Laws and all applicable Sanctions in all material respects. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance with Anti-Corruption Laws and applicable Sanctions. None of the Borrower or any director, officer, employee, agent, or Affiliate of the Borrower is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (a)  the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Kherson and Zaporizhzhia regions of Ukraine).

5.21         Recourse. The Loans are made with full recourse to the Borrower and constitute direct, general, unconditional and unsubordinated Indebtedness of the Borrower.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until Payment in Full, the Borrower covenants and agrees with the Lender that:

6.1           Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with the Applicable Accounting Principles, and furnish to the Lender:

(a)           within 120 days after the end of each fiscal year of the Borrower, statement of assets and liabilities of the Borrower as at the end of such fiscal year, and the related statements of income or operations and cash flows for such fiscal year; each such statement of assets and liabilities and the related schedule of investments and statements of operations and changes in net assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with those auditing standards required by the ICA and prescribed by the SEC for the Borrower or, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles;

(b)           as soon as practicable after issuance in accordance with regulatory requirements, after the end of the first semiannual accounting period in each fiscal year of the Borrower, a copy of the Borrower’s statement of assets and liabilities as at the end of such semiannual period, together with the related schedule of investments and statements of operations and changes in net assets for such period all in reasonable detail, prepared in accordance with Applicable Accounting Principles, consistently applied, and certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, Applicable Accounting Principles and consistency by an Authorized Officer of the Borrower;

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(c)           within 20 days after the end of each month, (i) a duly completed compliance certificate, substantially in the form of Exhibit A certified to be true and correct by an Authorized Officer of the Borrower and (ii) a Valuation Statement as of the last day of such calendar month, in respect of the Collateral, that includes the calculation of the Market Value of all Eligible Collateral and a statement regarding the composition of the Borrower’s assets with respect to the Collateral held in the Custody Account;

(d)           promptly upon the furnishing thereof to the shareholders of the Borrower or the SEC, copies of all financial statements, reports and proxy statements so furnished;

(e)           promptly upon the filing thereof, copies of all registration statements (and amendments thereto) and annual, quarterly, monthly or other regular reports which the Borrower files with the SEC;

(f)            prompt written notice in the event that (i) the Borrower’s Board of Trustees approve to effect a change in any of its Investment Policies and Restrictions or (ii) the approval of the Borrower’s shareholders is sought for a change in any of its Investment Policies and Restrictions, and (iii) prior to its effective date, copies of all amendments or other modifications to the Investment Policies and Restrictions, the Prospectus or the Borrower’s Constituent Documents;

(g)           prompt written notice in the event that the Borrower has knowledge that any officer or employee of the Borrower or the Investment Adviser who has material involvement with the investment activities of the Borrower or the Investment Adviser shall have been indicted, with respect to a Governmental Authority in a jurisdiction in the United States, or charged with a criminal offense by any other Governmental Authority that is punishable by deprivation of liberty for a maximum term which shall be greater than one (1) year, for a fraudulent act, a violation of securities or banking laws, or for a willful act related to the Borrower, the Investment Adviser, or their respective businesses; and

(h)           other information (including non-financial information and environmental reports) as the Lender from time to time reasonably requests, including information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering Laws; and

(i)            on or promptly after any time at which the Borrower becomes subject to the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in form and substance acceptable to the Lender.

Any financial statement, registration statement, report or other document required to be furnished pursuant to Section 6.1(a), (b) or (e) shall be deemed to have been furnished on the date on which the Lender receives notice that the Borrower has filed such financial statement with the SEC and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Lender without charge. The Borrower will give notice of any such filing to the Lender. Notwithstanding the foregoing, the Borrower will deliver paper or electronic copies of any such financial statement to the Lender if the Lender requests the Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by the Lender.

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If any information required to be furnished to the Lender under this Section 6.1 is required by Applicable Law to be filed by the Borrower with a government body on an earlier date, then the information required hereunder must be furnished to the Lender at such earlier date.

6.2           Use of Proceeds. The Borrower will use the proceeds of the Borrowings to make additional investments in the ordinary course of business or temporary or emergency business purposes and general corporate purposes of Borrower as an investment company registered under the Investment Company Act, including to fund repurchase of its shares in connection with share redemption requests in accordance with the Investment Company Act; provided that Borrower will not, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Investment Policies and Restriction, Prospectus, Constituent Documents or any applicable law. The Borrower will not use any of the proceeds of the Loans to purchase or carry any “margin stock” (as defined in Regulation U). The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b)(i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Lender, underwriter, advisor, investor, or otherwise).

6.3           Notice of Material Events. The Borrower will give notice to the Lender, promptly and in any event within one Business Day after an officer of the Borrower obtains knowledge thereof, of the occurrence of any of the following:

(a)	any Default or Event of Default;

(b) (i) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans and (ii) any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)           any material change in accounting policies of, or financial reporting practices by, the Borrower;

(d)           any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and

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(e)           any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 6.3 shall be accompanied by a statement of an officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

6.4           Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is conducted on the Closing Date and do all things necessary to remain validly existing and in good standing as a domestic company in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. The Borrower will maintain in full force and effect its registration as a closed-end management investment company under the ICA.

6.5           Payment of Taxes and Obligations. The Borrower will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by Applicable Law. The Borrower will pay when due all its obligations, including without limitation Taxes upon it or its income, profits or Property, except those being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

6.6           Insurance. The Borrower will maintain with financially sound and reputable insurance companies insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower) as are customarily carried under similar circumstances by such Persons, and the Borrower will furnish to the Lender upon request full information as to the insurance carried.

6.7           Compliance with Laws and Material Contractual Obligations. The Borrower will (a)  comply in all material respects with all Laws, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all environmental laws, Anti-Corruption Laws and applicable Sanctions and (b) perform in all material respects its obligations under material agreements to which it is a party. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.8           Maintenance of Properties. The Borrower will do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all repairs, renewals and replacements necessary to properly conduct its business at all times.

6.9           Books and Records; Inspection. The Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions related to its business and activities. The Borrower will permit the Lender, by its representatives and agents, at the Borrower’s expense, to inspect any of the Property, books and financial records of the Borrower, to examine and make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the foregoing by, their respective officers at such reasonable times and intervals as the Lender and the Borrower agree; provided that during the existence of an Event of Default, the Lender may do any of the foregoing at any time during normal business hours and without advance notice.

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6.10         Further Assurances. The Borrower will promptly correct any ambiguity, omission, mistake, defect, inconsistency or error discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Without limiting the foregoing, the Borrower will execute and deliver, or cause to be executed and delivered, to the Lender such documents, agreements and instruments, and will take or cause to be taken such further actions as are required by Applicable Law or as the Lender from time to time reasonably requests to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Lender and all at the expense of the Borrower.

6.11         Anti-Money Laundering Compliance. The Borrower will provide such information and take such actions as are reasonably requested by the Lender to assist the Lender in maintaining compliance with anti-money laundering Laws.

6.12         Compliance with Investment Company Act. The Borrower will comply with all applicable requirements of the Investment Company Act, including Sections 18(a) and 18(c) thereof, in all material respects at all times.

6.13         Compliance with Investment Policies and Restrictions and Constituent Documents. The Borrower will comply with its Investment Policies and Restrictions and its Constituent Documents in all material respects at all times.

6.14	Custody Accounts. The Borrower will maintain all its assets in the Custody Account.

ARTICLE VII

NEGATIVE COVENANTS

Until Payment in Full the Borrower covenants and agrees with the Lender that:

7.1	Indebtedness. The Borrower will not

(a)	create, incur or suffer to exist any Indebtedness, except for:

(i)	the Loans;

(ii)           Indebtedness arising in connection with Financial Contracts entered into solely for the purpose of hedging risk; or

(iii)          Indebtedness to the Custodian incurred solely for the purpose of clearing and settling purchases and sales of securities or consisting of overnight extensions of credit from the Custodian to the Borrower, in each case, in the ordinary course of business.

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(b)           issue, sell, create, incur, assume or suffer to exist any Senior Security, except Senior Securities otherwise permitted hereunder or as permitted in accordance with the Borrower’s Prospectus, the Borrower’s Constituent Documents, and the ICA.

7.2           Merger. The Borrower will not (a) merge or consolidate with or into any other Person, or liquidate or dissolve, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, or (b) in any single transaction or series of related transactions, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property.

7.3           Investments. The Borrower will not purchase, hold or acquire any Investment, except in accordance with the Investment Policies and Restrictions.

7.4           Subsidiary. The Borrower shall not form or acquire any Subsidiary, other than Permitted Subsidiaries.

7.5           Liens. The Borrower will not create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower, except:

(a)           Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with the Applicable Accounting Principles shall have been set aside on its books;

(b)           Liens arising in the ordinary course of business under the Custody Agreement, to the extent permitted by the Account Control Agreement;

(c)           Judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with the Applicable Accounting Principles; and

(d)	Liens in favor of the Lender granted pursuant to any Loan Document.

7.6           Affiliates. The Borrower will not enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction.

7.7           Accounting Changes. The Borrower will not make any significant change in accounting treatment or reporting practices, except as permitted the Applicable Accounting Principles, or change its fiscal year.

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7.8           Investment Policies and Restrictions or Constituent Documents. The Borrower shall not (a) make or maintain any Investment other than as permitted by the ICA and the Investment Policies and Restrictions, (b) take any action in violation of the Investment Policies and Restrictions (c) agree to or otherwise permit to occur any amendment, supplement or other modification of any of the terms or provisions of its Investment Policies and Restrictions, Custody Agreement or Constituent Documents or (d) for purposes of the Loan Documents or financial reporting, value any Investment or other property thereof other than in accordance with the Borrower’s Valuation Procedures, the ICA and the Prospectus.

7.9           Restricted Payments. The Borrower will not declare or pay, or allow to be declared or paid, any Restricted Payment, except:

(a)           the Borrower may declare or make any Restricted Payment, provided that immediately before and after giving effect thereto, (i) no Default or Event of Default shall or would exist and (ii) no Margin Deficiency exists or would result therefrom;

(b)           the Borrower may repurchase equity interests of the Borrower at any time in accordance with its Investment Policies and Restrictions;

(c)           the Borrower may declare or make any Restricted Payment payable solely in shares of the common stock of the Borrower; and

(d)           Restricted Payments that are required to enable the Borrower to qualify as a “regulated investment company” under Sections 851-855 of the Code or otherwise to minimize or eliminate federal or state income or excise taxes payable by the Borrower.

7.10         Net Asset Value. The Borrower shall not give any instruction to the Custodian that would cause or permit the Custodian to fail, on any day, to calculate the net asset value of the Borrower as of the close of the immediately preceding Business Day.

7.11         Investment Advisory Agreement. The Borrower shall not cause any investment advisory agreement to be terminated or, without the Lender’s prior written consent, permit or cause any investment advisory agreement to be amended, waived or otherwise modified in any respect that could reasonably be expected to be materially adverse to the Lender.

7.12	Asset Coverage.

(a)	The Borrower shall not permit the Asset Coverage to be less than 300%.

(b)	The Borrower shall not have outstanding more than one class of Senior

Securities Representing Indebtedness; provided that such restriction is to be interpreted as requiring compliance with Section 18(c) of the ICA.

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ARTICLE VIII

DEFAULTS AND REMEDIES

8.1           Events of Default. The occurrence of any one or more of the following events is an Event of Default (each, an “Event of Default”):

(a)           any representation or warranty made or deemed made by or on behalf of the Borrower to the Lender under or in connection with this Agreement, any other Loan Document, any Borrowing, or any certificate or information delivered in connection with this Agreement or any other Loan Document is materially false on the date made or confirmed;

(b)           nonpayment of (i) principal of any Loan when due or (ii) interest upon any Loan, any Commitment Fee or any other obligation under any of the Loan Documents within three Business Days after it becomes due;

(c)           the breach of any of the provisions of (i) Section 6.1, 6.2, 6.3, 6.4, 6.6 or 6.11  or Article VII (other than Section 7.11 and 7.12(a)) or (ii) Section 7.11 that is not remedied within 30 days after the earlier of (x) the Borrower becoming aware of such breach and (i) the Lender notifying the Borrower of such breach or (iii) Section 7.12(a) that is not cured in accordance with Section 2.2(b);

(d)           the breach (other than a breach that is an Event of Default under another clause of this Section 8.1) of any of the terms or provisions of this Agreement or any other Loan Document that is not remedied within 30 days after the earlier of (i) the Borrower becoming aware of such breach and (ii) the Lender notifying the Borrower of such breach;

(e)           (i) failure of the Borrower to pay when due any payment (whether of principal, interest or any other amount) in respect of any Material Indebtedness, (ii) the default (beyond any applicable grace period) by the Borrower in the performance of any term, provision or condition in any Material Indebtedness Agreement, or any other event or condition, that causes, or permits the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, any portion of such Material Indebtedness to become due before its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated before its stated expiration date, or (iii) any portion of Material Indebtedness being declared due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) before the stated maturity thereof;

(f)            the Borrower (i) has an order for relief entered with respect to it under the federal bankruptcy Laws, (ii) makes an assignment for the benefit of creditors, (iii) applies for, seeks, consents to, or acquiesces in the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion, (iv) institutes any proceeding seeking an order for relief under the federal bankruptcy Laws or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors or fails to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) takes any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 8.1(f), (vi) fails to contest in good faith any appointment or proceeding described in this Section 8.1(f), or (vii) fails to pay, or admits in writing its inability to pay, its debts generally as they become due;

(g)           without the application, approval or consent of the Borrower, a receiver, trustee, examiner, liquidator or similar official is appointed for the Borrower or any Substantial Portion, or a proceeding described in Section 8.1(f) is instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for 30 days;

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(h)           any Governmental Authority condemns, seizes or otherwise appropriates, or takes custody or control of, all or any portion of the Property of the Borrower that, when taken together with all other Property so condemned, seized, appropriated, or taken custody or control of, during the 12-month period ending with the month in which any such action occurs, constitutes a Substantial Portion;

(i)           the Borrower fails within 30 days to pay, obtain a stay with respect to, or otherwise discharge one or more (i) judgments or orders for the payment of money of more than $100,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, in each case which are not stayed on appeal or otherwise being appropriately contested in good faith, or any action is legally taken by a judgment creditor to attach or levy upon any Property of the Borrower to enforce any such judgment;

(j)	any Change in Management shall occur;

(k)	any Change of Control shall occur with respect to an Investment Adviser;

(l)            the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than this Agreement) and such failure shall continue beyond any period of grace therein provided;

(m)	any Loan Document fails to remain in full force or effect;

(n)           any Collateral Document for any reason fails to create a valid and Perfected Lien on any Collateral purported to be covered thereby, except as permitted by any Collateral Document or the terms hereof, or any Collateral Document fails to remain in full force and effect or any action is taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower fails to comply with any of the terms or provisions of any Collateral Document to which it is a party;

(o)           the Borrower shall fail to pay to the Custodian, within 10 Business Days of the due date therefor, any fees, expenses or charges, individually or collectively in excess of $250,000, payable by and invoiced to the Borrower under the Custody Agreement and such failure entitles the Custodian to seek repayment of such fees, expenses or charges from the Custody Account;

(p)           (i) The Custody Agreement shall have been terminated without the prior written consent of the Lender, unless a successor Custodian acceptable to the Lender has been appointed, (ii) if the Custodian is not U.S. Bank National Association, the Custodian (x) transfers or otherwise permits the withdrawal of a material amount of Collateral in contravention of the terms of the Account Control Agreement without the consent of the Lender, or (y) fails to comply with any other material provision of the Account Control Agreement or (iii) the Borrower shall enter into any other custody agreement or equivalent arrangement with any Person other than the Custodian;

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(q)           any officer of the Borrower or officer or employee of the Investment Adviser that has material involvement with the investment activities of the Borrower or the Investment Adviser shall have been convicted in connection with the investment activities of the Borrower, with respect to a Governmental Authority in a jurisdiction in the United States, or convicted of a criminal offense in connection with the investment activities of the Borrower by any other Governmental Authority that is punishable by deprivation of liberty for a maximum term which shall be greater than one year, for a fraudulent act, a violation of securities or banking laws, or for a willful act related to the Borrower, the Investment Adviser, or their respective businesses; or

(r)	any occurrence or event that has a Material Adverse Effect.

8.2	Acceleration; Remedies.

(a)	If any Event of Default described in Section 8.1(f) or (g) occurs,

(i)           the obligations of the Lender to make Loans shall automatically terminate; and

(ii)          the Obligations under this Agreement and the other Loan Documents shall immediately become due and payable without any election or action by the Lender.

(b)           If any other Event of Default occurs, the Lender may take any or all of the following actions:

(i)	terminate the Revolving Commitment; or

(ii)	declare the Obligations under this Agreement and the other Loan

Documents to be due and payable, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

(c)           Upon the occurrence and during the continuation of any Event of Default, the Lender may exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under Applicable Law.

(d)           The Lender may apply any amounts it receives on account of the Obligations to the payment of the Obligations as the Lender decides in its sole discretion.

8.3           Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents will impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and any Borrowing notwithstanding an Event of Default or the inability of the Borrower to satisfy the conditions precedent to such Borrowing shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right. All remedies in the Loan Documents or afforded by Applicable Law shall be cumulative and all shall be available to the Lender until Payment in Full.

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ARTICLE IX

MISCELLANEOUS

9.1           Notice; Effectiveness; Electronic Communication.

(a)           Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.1(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)           if to the Borrower:

Franklin BSP Private Credit Fund

9 West 57th Street, Suite 4920 New York, NY 10019

Attn: Michael Frick

Email: [***]

With a copy to:

Ropes & Gray LLP

800 Boylston Street

Prudential Tower

Boston, MA 02199

Attn: Daniel Coyne

Email: [***]

(ii)          if to the Lender:

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

U.S. Bank National Association

505 North 7th Street, 12th Floor

St. Louis, MO 63101

Attn: John Bargielski or Peggy Korte

Telephone: [***] or [***]

Email: [***] or [***]

With email copies (which shall not constitute notice) to:

[***], [***], and [***]             _________________________

(For financial statements, compliance certificates, valuation statements, etc.)

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U.S. Bank National Association

1095 Avenue of the Americas 15th Floor

New York, NY 10036

EX-NY-BP15

Telephone: [***]

Email: [***]

Attention: Timothy Chan

(For amendments, consents, vote taking, general notices etc.)

U.S. Bank National Association

1095 Avenue of the Americas 15th Floor

New York, NY 10036

EX-NY-BP15

Telephone: [***]

Email: [***]

Attention: Timothy Chan

and

U.S. Bank National Association

U.S. Bancorp Center

800 Nicollet Mall, 3rd Floor

Minneapolis, MN, 55402

Telephone: [***]

Email: [***]

Attention: Matthew D. Spies

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (or, if not given during normal business hours for the recipient, at the opening of business on the next business day for the recipient), except that notices to the Lender under Article II shall not be effective unless and until actually received. Notices delivered through electronic communications pursuant to Section 9.1(b) shall be effective as provided in Section 9.1(b).

(b)           Electronic Communications. Notices and other communications to the Lender hereunder may be delivered or furnished by email pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines. Such determination or approval may be limited to particular notices or communications. Unless the Lender otherwise prescribes, notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement), or, if not sent during the normal business hours of the recipient, at the opening of business on the next business day for the recipient.

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(c)           Change of Address, etc. Any party hereto may change its address or facsimile number above by notice to the other parties hereto as provided in this Section 9.1.

9.2           Amendments and Waivers. Notwithstanding any provision to the contrary herein, no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower shall be effective unless in writing and signed by the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.3	Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket and documented expenses incurred by the Lender and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated), provided that the Borrower will not be liable for the fees and expenses of more than one separate firm of attorneys and local or regulatory counsel in each applicable jurisdiction (whether such firm represents one or more of the foregoing), except in the event that the foregoing shall have been advised by counsel that there are actual or perceived conflicts of interest, in which event the Borrower will be required to pay for one additional counsel for each affected party, and (ii) all out-of-pocket and documented expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 9.3, or (B) in connection with the Loans, including all such out-of-pocket and documented expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by the Borrower. The Borrower shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of the Borrower and brought by an Indemnitee against another Indemnitee. This Section 9.3(b) does not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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(c)           Waiver of Consequential Damages, etc. To the fullest extent permitted by Applicable Law, the Borrower hereto shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d)           Payments. All amounts due under this Section 9.3 are payable promptly after demand therefor.

(e)           Survival. Each party’s obligations under this Section 9.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

9.4           Successors and Assigns.

(a)           Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any other attempted assignment or transfer by the Borrower shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.4(c) and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Revolving Commitment and the Loans at the time owing to it), provided that the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (i) an Event of Default has occurred and is continuing at the time of such assignment, (ii) such assignment is to an Affiliate of a Lender or an Approved Fund or (iii) such assignment is required by Applicable Law; provided that the Borrower shall be deemed to have consented to any such assignment unless it objects thereto by written notice to the Lender within five Business Days after having received notice thereof. The Lender, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States of America a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Lender, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, the Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(c)           Participations. The Lender may at any time, without notice to, or the consent of the Borrower, sell participations to any Person (each, a “Participant”) in all or a portion of the Lender’s rights or obligations under this Agreement (including all or a portion of the Revolving Commitment or the Loans); provided that (i) the Lender may provide the Borrower with notice of any Participants, but shall not be in breach of this Agreement or subject to any liability for failure to do so, (ii) the Lender’s obligations under this Agreement shall remain unchanged, (iii) the Lender shall remain solely responsible to the Borrower for the performance of such obligations, and (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4, and 3.5 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.4(b); provided that such Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.5, with respect to any participation, than the Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.5 as though it were a Lender.

(d)           Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment may release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

9.5           Setoff. The Borrower hereby grants the Lender a security interest in all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of the Borrower with the Lender or any Affiliate of the Lender (the “Deposits”) to secure the Obligations. In addition to, and without limitation of, any rights of the Lender under Applicable Law, if the Borrower becomes insolvent, however evidenced, or any Event of Default occurs, the Borrower authorizes the Lender and its Affiliates to offset and apply all such Deposits toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part thereof, are contingent or unmatured or are owed to a branch office or Affiliate of the Lender different from the branch office or Affiliate holding such Deposit and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Lender.

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9.6           Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Law relating to bankruptcy, insolvency, or reorganization or relief of debtors or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

9.7           Survival. All covenants, agreements, representations and warranties made by the Borrower in any Loan Document or other documents delivered in connection therewith or pursuant thereto shall be considered to have been relied upon by the Lender and shall survive the execution and delivery hereof and thereof and the Borrowings, regardless of any investigation made by or on behalf of the Lender and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect until Payment in Full. The provisions of Sections 3.1, 3.2, 3.4, 3.5, 9.3, and 9.7 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or Payment in Full.

9.8           Governmental Regulation. Anything in this Agreement to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.9           Headings. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.10         Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof other than those in any fee letter entered into in connection herewith, which shall survive and remain in full force and effect during the term of this Agreement.

9.11         Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

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9.12        Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to any rating agency in connection with rating the Borrower or the credit facilities contemplated hereby; (h) with the written prior consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.12, or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section 9.12. In addition, the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender in connection with the administration of this Agreement, the other Loan Documents, and the Revolving Commitment.

For purposes of this Section 9.12, “Information” means all information received from the Borrower relating to the Borrower or any of its businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

9.13         No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (a)(i) no fiduciary, advisory or agency relationship between the Borrower and the Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Lender has advised or is advising the Borrower on other matters, (ii) any services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lender, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b)(i) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) the Lender has no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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9.14         PATRIOT Act. The Lender hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the PATRIOT Act.

9.15         Communication by Cellular Phone or Other Wireless Device. By providing the Lender with a telephone number for a cellular phone or other wireless device, including a number that the Borrower later converts to a cellular number, the Borrower is expressly consenting to receiving communications (including but not limited to prerecorded or artificial voice message calls, text messages, and calls made by an automatic telephone dialing system) from the Lender and the Lender’s affiliates and agents at that number. This express consent applies to each such telephone number that the Borrower provides to the Lender now or in the future and permits such calls for non-marketing purposes. Calls and messages may incur access fees from the Borrower’s cellular provider.

9.16         Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it has been executed by the Lender, and when the Lender has received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.17         Document Imaging; Telecopy and PDF Signatures; Electronic Signatures. Without notice to or consent of the Borrower, the Lender may create electronic images of any Loan Documents and destroy paper originals of any such imaged documents. Such images have the same legal force and effect as the paper originals and are enforceable against the Borrower and any other parties thereto. The Lender may convert any Loan Document into a “transferrable record” as such term is defined under, and to the extent permitted by, UETA, with the image of such instrument in the Lender’s possession constituting an “authoritative copy” under UETA. If the Lender agrees, in its sole discretion, to accept delivery by telecopy or PDF of an executed counterpart of a signature page of any Loan Document or other document required to be delivered under the Loan Documents, such delivery will be valid and effective as delivery of an original manually executed counterpart of such document for all purposes. If the Lender agrees, in its sole discretion, to accept any electronic signatures of any Loan Document or other document required to be delivered under the Loan Documents, the words “execution,” “signed,” and “signature,” and words of like import, in or referring to any document so signed will deemed to include electronic signatures and/or the keeping of records in electronic form, which will be of the same legal effect, validity and enforceability as a manually executed signature and/or the use of a paper-based recordkeeping system, to the extent and as provided for in any applicable law, including UETA, E-SIGN, or any other state laws based on, or similar in effect to, such acts. The Lender may rely on any such electronic signatures without further inquiry.

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9.18         Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

9.19         Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any Related Party thereof in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such state court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

9.20         Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.19. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.21         Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

9.22         WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

FRANKLIN BSP PRIVATE CREDIT FUND

By:	/s/ Michael Frick
Name: Michael Frick
Title: Secretary

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Matthew D. Spies
Name: Matthew D. Spies
Title: Senior Vice President

Signature Page to Credit Agreement